HENRY FORD HEALTH

Lisa Prasad
Vice President &
Chief Innovation Officer
Henry Ford Health System

Henry Ford Hospital
2799 W. Grand Blvd.
(313) 916-7044
Lprasad1@hfhs.org

February 12, 2025

David S. Richmond
CEO
BioVentrix, Inc.
120 Forbes Boulevard, Suite 125
Mansfield, MA 02048

Subject: Agreement on Annual Minimum Payment Adjustment

Dear Mr. Richmond,

This letter serves to confirm the agreement between Henry Ford Health (HFH) and BioVentrix, Inc. (BioVentrix) regarding an adjustment to the annual minimum payment under the Exclusive License Agreement dated December 28, 2021.

Per our discussions, the parties agree to adjust the annual minimum payment to 65% of $25,000, which amounts to $16,250 per payment. This adjustment applies retroactively to the two payments currently owed to HFH, resulting in a total outstanding amount of $32,500. All future annual minimum payments shall also reflect this adjusted amount unless otherwise modified in writing by both parties.

As part of this agreement, HFH will not take further action to reinstate the lapsed German and Italian patents under EP2282798.

This letter serves as a formal record of our agreement. Please acknowledge your acceptance of these terms by signing below.

HENRY FORD HEALTH®

Lisa Prasad
Vice President &
Chief Innovation Officer
Henry Ford Health System

Henry Ford Hospital
2799 W. Grand Blvd.
(313) 916-7044
Lprasad1@hfhs.org

Should you have any questions or require further clarification, please do not hesitate to reach out.

Sincerely,

Signed by:
Lisa Prasad
D1A63A6E51764D3...

Lisa Prasad
Vice President, and Chief Innovation Office
Henry Ford Innovations

Acknowledged and Agreed:

BioVentrix, Inc.

By: Signed by: Dave Richmond
71AD45F137D74CF...

Name: Dave Richmond

Title: Co-CEO

Date: 2/14/2025